UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2026

Johnson Outdoors Inc.
(Exact name of registrant as specified in charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, $.05 par value per share	JOUT	NASDAQ Global Select Market SM

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, Johnson Outdoors Inc. (the “Company”) announced that it has appointed Asad Rahman as Vice President and Chief Financial Officer of the Company effective as of June 30, 2026.  Mr. Rahman will also serve as the Company’s principal accounting and principal financial officer commencing on June 30, 2026. As previously announced on March 4, 2026, the Company’s current Chief Financial Officer, David W. Johnson, informed the Company of his intention to retire during the Company’s 2026 fiscal year. In connection with the appointment of Mr. Rahman as the Company’s Chief Financial Officer and principal accounting and principal financial officer, Mr. Johnson will step down from those roles effective as of June 30, 2026. Mr. Johnson intends to remain an employee of the Company through the remainder of the Company’s 2026 fiscal year ending on October 2, 2026 to assist in the transition of the roles and duties of Chief Financial Officer to Mr. Rahman.

Mr. Rahman, age 48, joins the Company from Mars, Incorporated, a family-owned company and a global leader in pet care, snacking and food products. Mr. Rahman has over 25 years of experience in finance and accounting roles. At Mars (and its predecessor company, Kellanova and Kellogs), Mr. Rahman most recently served as Vice President – Finance, Supply Chain, Procurement and R&D since July 2023, where he oversaw financial operations for North America Manufacturing, Logistics, Warehouse, Procurement and External Manufacturing. From January 2022 through July 2023, Mr. Rahman was Chief Financial Officer of Kellanova’s Away From Home Business Unit. Prior to his tenure at Mars (and its predecessors’ Kellanova and Kellogs), Mr. Rahman was employed in varying finance roles of increasing responsibility at S. C. Johnson & Son, Inc., a multinational corporation and privately held manufacturer of household cleaning supplies and other consumer chemicals based in Racine, Wisconsin, from 2005 through 2021. Mr. Rahman was most recently employed at S. C. Johnson as a Senior Director overseeing North America FP&A and Sales from September 2020 through December 2021.

In connection with Mr. Rahman’s appointment as the Company’s Chief Financial Officer, he will receive an award with the value of such award being $200,000 of Company restricted stock pursuant to the Company’s Long-Term Stock Incentive Plan. The number of shares will be determined by using the average of the high and low of the Company’s stock price as of the grant date of June 30, 2026.  Such shares will vest on the two year anniversary of the effective date of the award (or June 30, 2028).

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: June 22, 2026
	By:	/s/ David W. Johnson
David W. Johnson, Vice President and Chief Financial Officer